UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 13, 2013

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On November 13, 2013, Movado Group, Inc. and its wholly owned subsidiary, Swissam Products Limited (together, the “Company”), entered into an amendment dated as of  November 13, 2013 (the “Third Amendment”) to its amended and restated license agreement dated September 16, 2009  (as previously amended, the “License Agreement”) with Tommy Hilfiger Licensing, LLC (“Licensor”) pursuant to which Licensor agreed to license to the Company certain intellectual property, including the trademark TOMMY HILFIGER and related marks. The Third Amendment extends the term of the License Agreement for an additional five years and nine months through December 31, 2019; provides for an additional extension through December 31, 2024 upon the satisfaction of certain specified conditions; and establishes minimum annual sales levels and guaranteed minimum royalties for watches and for jewelry through 2024.

The Company intends to file the Third Amendment as an exhibit to its next periodic report and will seek confidential treatment of certain terms of the Third Amendment at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2013
MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel